Exhibit 10.20

Execution Copy

TERMINATION AGREEMENT

TO

SUBSCRIPTION AGREEMENT

This TERMINATION AGREEMENT TO SUBSCRIPTION AGREEMENT, dated as of September 25, 2022 (this “Termination Agreement”), is made by and among East Stone Acquisition Corporation, a British Virgin Islands business company (“SPAC”), NWTN Inc., an exempted company incorporated with limited liability in the Cayman Islands (“PubCo”), and Guozhong Tianhong Asset Management (Tianjin) Co., Ltd. (国中天宏资产管理（天津）有限 公司, “Subscriber”), a limited liability company incorporated under the laws of the People’s Republic of China (each a “Party” and collectively, the “Parties”). Except as otherwise indicated herein, capitalized terms used but not defined herein shall have the meanings given to such terms in the Subscription Agreement (as defined below).

RECITALS

WHEREAS, the Parties hereto previously entered into that certain Subscription Agreement (the “Subscription Agreement”) dated as of April 21, 2022, and, pursuant to Section 8 thereof, the Parties desire to terminate the Subscription Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

SECTION 1 Termination. The Parties agree to terminate the Subscription Agreement with immediate effect upon the date of execution of this Termination Agreement (“Termination Date”).

SECTION 2 Effect of Termination. Upon the Termination date, the Subscription Agreement shall be terminated and be deemed to be void and of no further force or legal effect. Notwithstanding anything to the contrary in the Subscription Agreement, on and from the Termination Date, each Party irrevocably and unconditionally releases and discharges the other Parties from any and all rights, obligations, claims, liabilities, actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, damages, demands, guarantees and any other liabilities whatsoever, of every kind and nature (whether known or unknown or asserted or unasserted), by law, contract, or otherwise which such Party ever had, now have, or may have against any other Party or Parties, arising out of, or otherwise relating to, the Subscription Agreement and any transactions contemplated thereby prior to the Termination Date.

SECTION 3 Counterparts. This Termination Agreement may be executed and delivered in one or more counterparts (including by facsimile or portable document format (.pdf) transmission) and by different Parties hereto in separate counterparts, with the same effect as if all Parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. Delivery by email to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentences.

SECTION 4 Amendment. Changes or amendments to this Termination Agreement (including this SECTION 4) must be made in writing by the Parties or in any other legally required form, if so required.

SECTION 5 Assignment. Except as expressly set out in this Termination Agreement, no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Termination Agreement without the consents of the other Parties.

SECTION 6 Fees and Expenses. All costs, expenses, fees and charges in connection with this Termination Agreement and the transaction contemplated under this Termination Agreement, including legal services, shall be borne by the Party incurring the respective costs, fees and charges.

SECTION 7 Efforts. Each of the Parties shall take such other action and shall execute and deliver to the other Parties such other instruments as may be reasonably required in connection with the consummation of the matters contemplated hereby.

SECTION 8 Governing Law. This Termination Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Termination Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Termination Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

SECTION 9 Dispute Resolution. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Termination Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12(n) in the Subscription Agreement and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this SECTION 9, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS TERMINATION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS TERMINATION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

[Signature Pages Follow]

IN WITNESS WHEREOF, SPAC has caused this Termination Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

East Stone Acquisition Corporation

By:	/s/ Xiaoma (Sherman) Lu
Name:	Xiaoma (Sherman) Lu
Title:	Chief Executive Officer

[Signature Page to Termination Agreement to Subscription Agreement]

IN WITNESS WHEREOF, Subscriber has caused this Termination Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Guozhong Tianhong Asset Management (Tianjin) Co., Ltd.
(国中天宏资产管理（天津）有限公司)
(Company Seal)

By:	/s/ Cong Pang
Name:	Cong Pang
Title:	President

[Signature Page to Termination Agreement to Subscription Agreement]

IN WITNESS WHEREOF, PubCo has caused this Tennination Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NWTN Inc.

By:	/s/ Nan Wu
Name:	Nan Wu
Title:	Director

[Signature Page to Termination Agreement to Subscription Agreement]

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